                                                                   EXHIBIT 10.17



                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN







               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

                                TABLE OF CONTENTS

Section                                                                                      Page
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
SECTION 1. TITLE   1............................................................................1

Section 2.  DEFINITIONS.......................................................................  1
         2.01.    "Account"...................................................................  2
         2.02.    "Anniversary Date"..........................................................  2
         2.03.    "Beneficiary"...............................................................  2
         2.04.    "Board of Directors"........................................................  2
         2.05.    "Cash Deferral Account"...................................................... 2
         2.06.    "Code"......................................................................  2
         2.07.    "Committee".................................................................  2
         2.08.    "Company"...................................................................  2
         2.09.    "Covered Compensation"......................................................  3
         2.10.    "Deferral"..................................................................  3
         2.11.    "Deferral Election Agreement"...............................................  3
         2.12.    "Effective Date"............................................................  3
         2.13.    "Eligible Board Member".....................................................  3
         2.14.    "ERISA".....................................................................  3
         2.15.    "In Pay Status".............................................................  3
         2.16.    "Participant"...............................................................  3
         2.17.    "Performance Shares"........................................................  3
         2.18.    "Performance Share Deferral Account"........................................  3
         2.19.    "Plan"......................................................................  4
         2.20.    "Plan Interest Rate"........................................................  4
         2.21.    "Plan Year".................................................................  4
         2.22.    "Post-Retirement Survivor Benefit"..........................................  4
         2.23.    "Pre-Retirement Survivor Benefit"...........................................  4
         2.24.    "Prior Plan"................................................................  4
         2.25.    "Retirement Date"...........................................................  4
         2.26.    "Retirement Income Benefit".................................................  4
         2.27.    "SDBRIP Benefit"............................................................  5
         2.28.    "Spouse"....................................................................  5

SECTION 3. PARTICIPATION......................................................................  5

SECTION 4. TRANSFER OF THE SDBRIP BENEFIT.....................................................  5

SECTION 5. TRANSFER OF PRIOR PLAN BALANCES....................................................  6
         5.01.    Transfer of Prior Plan Balances.............................................  6
         5.02.    Election to Transfer Prior Plan Balance to Performance Share
                  Deferral Account............................................................  6


SECTION 6. DEFERRAL OF PERFORMANCE SHARES.....................................................  6
         6.01.    Award of Performance Shares.................................................  6
         6.02.    Establishment of Performance Share Deferral Account.........................  7
         6.03.    Shares Issuable Under the Plan..............................................  7
         6.04.    Capital Adjustments.........................................................  7

SECTION 7.  DEFERRAL OF RETAINER FEE..........................................................  8
         7.01.    Election of Deferral........................................................  8
         7.02.    Establishment of a Cash Deferral Account....................................  8
         7.03.    Deferrals...................................................................  8
         7.04.    Deferrals Limited By Section 6.03...........................................  8

SECTION 8. FUNDING OF BENEFITS................................................................  9
         8.01.    Unfunded Plan...............................................................  9
         8.02.    Interest....................................................................  9
         8.03.    Dividend Equivalents........................................................  9

SECTION 9. CLAIMS PROCEDURE................................................................... 10
         9.01.    Benefit Claims Procedure.................................................... 10
         9.02.    Appeals Procedure........................................................... 10

SECTION 10.  FORM AND TIMING OF PAYMENT....................................................... 11
         10.01.   Normal Retirement Benefit................................................... 11
         10.02.   Change in Payment Option.................................................... 12
         10.03.   Termination Benefit......................................................... 12
         10.04.   Hardship Withdrawal Benefit................................................. 12

SECTION 11. PRE-RETIREMENT SURVIVOR BENEFITS.................................................. 13
         11.01.   Pre-Retirement Survivor Benefit............................................. 13
         11.02.   Proof of Insurability....................................................... 14
         11.03.   Exclusion for Suicide or Self-Inflicted Injury.............................. 15

SECTION 12. POST-RETIREMENT SURVIVOR BENEFITS................................................. 15

SECTION 13. VESTING OF BENEFITS............................................................... 15

SECTION 14.  ADMINISTRATION OF THE PLAN....................................................... 16
         14.01.   Duties and Powers........................................................... 16
         14.02.   Benefit Statements.......................................................... 16
         14.03.   Deferral Election Agreement................................................. 16

SECTION 15. AMENDMENT, SUSPENSION, AND TERMINATION............................................ 16
         15.01.   Right to Amend or Terminate................................................. 16
         15.02.   Right to Suspend............................................................ 17
         15.03.   Non-ERISA Plan.............................................................. 17
         15.04.   Right to Accelerate......................................................... 17

SECTION 16.  MISCELLANEOUS.................................................................... 17
         16.01.   Prohibition Against Alienation.............................................. 17
         16.02.   Savings Clause.............................................................. 18
         16.03.   Payment of Benefit of Incompetent........................................... 18
         16.04.   Spouse's Interest........................................................... 18
         16.05.   Successors.................................................................. 18
         16.06.   Compliance With Rule 16b-3.................................................. 18
         16.07.   Securities Law Restrictions................................................. 19
         16.08.   Headings.................................................................... 19
         16.09.   Choice of Law............................................................... 19

SECTION 17.  CHANGE IN CONTROL PROVISIONS..................................................... 19
         17.01.   General..................................................................... 19
         17.02.   Transfer to Rabbi Trust..................................................... 19
         17.03.   Joint and Several Liability................................................. 20
         17.04.   Dispute Procedures.......................................................... 20
         17.05.   Definition of Change in Control............................................. 20

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

               (as amended and restated effective January 1, 2001)

         WHEREAS, MCN ENERGY GROUP INC., a Michigan corporation (hereinafter referred to as the "Company"), previously merged the MCN Corporation Deferred Fee Plan and the MCN Corporation Non-Officer Director Stock Award Plan into the "MCN Energy Group Inc. Nonemployee Directors' Compensation Plan" (hereinafter referred to as the "Plan") and desires to make certain changes to the Plan.

         NOW, THEREFORE, effective January 1, 2001, the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan is hereby amended and restated as follows:

                                    SECTION 1
                                      TITLE

         The title of the plan shall be the "MCN Energy Group Inc. Nonemployee Directors' Compensation Plan."

         It is intended that the Plan provide benefits exclusively for individuals who are not employees of the Company and, therefore, the Plan shall be exempt from all provisions of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA").

                                    SECTION 2
                                   DEFINITIONS

         The following words and terms as used herein shall, unless the context clearly requires a different meaning, have the respective meanings hereinafter set forth. Except as otherwise expressly provided, the masculine gender includes the feminine and the singular includes the plural.

         2.01. "Account" means the record maintained by or for the Company of each Participant's Cash Deferral Account, as defined in Section 2.05, and Performance Share Deferral Account, as defined in Section 2.18, under the Plan.

         2.02. "Anniversary Date" means any April 1 after the Effective Date, as defined in Section 2.12.

         2.03. "Beneficiary" means the person, persons or entity designated in writing by the Participant on forms provided by the Company to receive distribution of certain death benefits under the Plan in the event of the Participant's death. A Participant may change the designated Beneficiary by filing a new written designation with the Committee, as defined in Section 2.07, and such designation shall be effective upon receipt by the Committee. The designation of a Beneficiary other than the Participant's Spouse, as defined in
Section 2.28, must be consented to in writing by the Spouse. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living at the time of a Participant's death, any death benefits payable under the Plan shall be paid to the Participant's Spouse, if then living, and if the Participant's Spouse is not then living, to the Participant's estate.

         2.04. "Board of Directors" means the Board of Directors of the Company, as defined in Section 2.08.

         2.05. "Cash Deferral Account" means the record maintained by or for the Company of each Participant's Deferrals, as defined in Section 2.10, (including deferrals from the Prior Plan, as defined in Section 2.24), credited interest and distributions under the Plan. A Participant's Deferrals shall be credited to his Account as of the end of the month in which the Deferral is withheld from the Participant's Covered Compensation.

         2.06 "Code" means the Internal Revenue Code of 1986, as amended.

         2.07. "Committee" means the Compensation Committee of the Board of Directors which is responsible for the administration of the Plan.

         2.08. "Company" means MCN Energy Group Inc., a Michigan corporation, its successors and assigns.

         2.09. "Covered Compensation" means the annual retainer fee payable quarterly to an Eligible Board Member, as defined in Section 2.13, in the current Plan Year, as defined in Section 2.21.


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         2.10. "Deferral" means the portion of a Participant's Covered
Compensation that has been deferred in accordance with Section 701. Deferral amounts are retained by the Company as part of its general assets.

         2.11. "Deferral Election Agreement" means the benefit agreement described in Section 14.03 relating to a Participant's commitment to defer Covered Compensation.

         2.12. "Effective Date" means March 1, 1997.

         2.13. "Eligible Board Member" means a member of the Board of Directors of the Company who is not an employee of the Company.

         2.14. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.15 "In Pay Status" means, with respect to a benefit under the Plan, that a Participant or Beneficiary has met all of the requirements to receive such benefit and it is being paid or is about to be paid to such Participant or Beneficiary.

         2.16. "Participant" means an Eligible Board Member who has made a written election to participate in the Plan in accordance with Section 3.01.

         2.17 "Performance Shares" means the annual award of common stock equivalents pursuant to Section 6.01 which shall (i) have a total value as determined under Section 6.01, (ii) be rounded to the nearest 100, and (iii) be credited quarterly to Eligible Board Members' Performance Share Deferral Account, as defined in Section 2.18. Such Performance Shares will be valued at an amount equal to the average of the high and low of the Company common stock price on the New York Stock Exchange Composite Tape for the trading day preceding the day on which a credit to this Plan is to be made.

         2.18 "Performance Share Deferral Account" means the record maintained by or for the Company of each Participant's (i) Deferrals (including deferrals from the Prior Plan, as defined in Section 2.24 and the transfer of the Participant's SDBRIP Benefit, as defined in Section 2.27, if any) which the Participant has elected to be denominated in Company common stock equivalents under Section 7.01, (ii) Performance Shares, (iii) credited dividend equivalents, and (iv) distributions under the Plan. One fourth of a Participant's annual award of Performance Shares shall be credited to his Performance Share Deferral Account as of the beginning of each quarter in the Plan year. Dividend equivalents shall be credited to the Participant's Performance Share

Deferral Account in accordance with Section 8.03. As of the Valuation Date (defined in Section 10.01), the Participant's Performance Share Deferral Account shall be valued on a cash basis with interest credited monthly as provided in
Section 8.02.

         2.19. "Plan" means the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan, as described herein and as hereafter amended.

         2.20. "Plan Interest Rate" for a Plan Year, as defined in Section 2.21, means the average of the interest rates for the latest issue, as of the end of the previous month, of ten-year U.S. Treasury Notes, or such other interest rate as set by the Committee.

         2.21. "Plan Year" means the period beginning April 1 and ending March 31 of each year (a fiscal year).

         2.22. "Post-Retirement Survivor Benefit" means the benefit payable under Section 12.01 to the Beneficiary of a Participant who dies after the commencement of his Retirement Income Benefit, as defined in Section 2.26.

         2.23. "Pre-Retirement Survivor Benefit" means the benefit payable, as described in Section 11.01, to the Beneficiary of a Participant who dies prior to the commencement of his Retirement Income Benefit, as defined in Section 2.26.

         2.24. "Prior Plan" means the MCN Corporation Deferred Fee Plan and the MCN Corporation Non-Officer Director Stock Award Plan as in effect prior to the amendment and restatement of the Plan.

         2.25. "Retirement Date" means the first day of the month following the month in which a Participant ceases to be an Eligible Board Member for any reason, but in no event later than the first day of the month following the first annual Board meeting after the Participant attains age seventy (70). For purposes of Section 11.01, the term Retirement Date shall mean the first day of the month following the first annual Board meeting after the Participant attains age seventy (70).

         2.26. "Retirement Income Benefit" means the retirement benefit described in Section 10.01.

         2.27 "SDBRIP Benefit" means the actuarial value of an Eligible Board Member's benefit under the MCN Energy Group Inc. Supplemental Death Benefit and Retirement Income Plan as of March 31, 1997, which shall be credited to an Eligible Board Member's Performance Share Deferral Account as of April 1, 1997, subject Section 6.03

         2.28. "Spouse" means an individual who is legally married to a Participant under the laws of the State in which the Participant resides, on the day immediately preceding the Participant's date of death.

                                    SECTION 3
                                  PARTICIPATION

         An Eligible Board Member shall become a Participant hereunder upon execution of a Deferral Election Agreement by the Eligible Board Member and the Committee, no later than the March 22 prior to the first day of a Plan Year, or upon election to the Board. A properly executed Deferral Election Agreement shall be effective on the April 1 immediately following the execution of the Deferral Election Agreement, and shall contain the items described in this Section and in Sections 5.02, 7.01, 10.01, 10.03, 11.01(C), and 14.03.


                                    SECTION 4
                         TRANSFER OF THE SDBRIP BENEFIT

         Effective March 31, 1997, the MCN Energy Group Inc. Supplemental Death Benefit and Retirement Income Plan was amended to remove the provisions which provide benefits to Eligible Board Members. The actuarial value of an Eligible Board Member's SDBRIP Benefit as of March 31, 1997, shall be credited to the Eligible Board Member's Performance Share Deferral Account, which shall be established in accordance with Section 6.02. The transfer of such SDBRIP Benefit shall be phased into the Performance Share Deferral Account, if necessary, to comply with Section 6.03. Any amount subject to such a phase-in shall be credited to the Eligible Board Member's Cash Deferral Account until such time as it may be transferred to the Eligible Board Member's Performance Share Deferral Account, as provided under Section 7.04.

                                    SECTION 5
                         TRANSFER OF PRIOR PLAN BALANCES

         5.01. Transfer of Prior Plan Balances. Effective April 1, 1997, an Eligible Board Member's account balance in the Prior Plan, if any, shall be credited to the Cash Deferral Account under the Plan, unless the Eligible Board Member makes an election under Section 5.02 to have such Prior Plan balance transferred to his Performance Share Deferral Account.

         5.02 Election to Transfer Prior Plan Balance to Performance Share Deferral Account. If an Eligible Board Member notifies the Company on or before March 31, 1997, the Eligible Board Member shall be permitted to elect to transfer any balance in the Prior Plan to his Performance Share Deferral Account, established in accordance with Section 6.02. Such election shall be made by the Eligible Board Member on a properly executed Deferral Election Agreement. The transfer of such Prior Plan balance shall be phased in, if necessary, to comply with Section 6.03. Any amount subject to such a phase-in shall be credited to the Eligible Board Member's Cash Deferral Account until such time as it may be transferred to the Eligible Board Member's Performance Share Deferral Account, as provided under Section 7.04.


                                    SECTION 6
                         DEFERRAL OF PERFORMANCE SHARES

         6.01. Award of Performance Shares. Each Eligible Board Member who was elected at the Annual Meeting of the Shareholders or whose term continued thereafter as an Eligible Board Member at such meeting shall be awarded Performance Shares whose value shall be calculated at the beginning of the fiscal year and rounded to the nearest 100 shares of Company common stock. The total value of the award shall be established by the Board of Directors. The number of shares to be awarded annually to each Eligible Board Member shall initially be based on a total value of $30,000 per year, and that value may be changed by a majority vote of the Board of Directors, provided, however, that any changes shall be made no more often than once in any 12-month period. One fourth of the total amount of the Performance Shares shall be credited quarterly to the Participant's Performance Share Deferral Account as of July 1, October 1, January 1 and April 1. A Participant shall not have the option of receiving such Performance Shares in cash or Company common stock prior to his Retirement Date. The shares awarded pursuant to this Plan shall be in addition to, and not in lieu of, an Eligible Board Member's annual retainer fee or other compensation payable to each Eligible Board Member as a result of his or her service on the Board of Directors.

         6.02. Establishment of Performance Share Deferral Account. The Committee shall establish a Performance Share Deferral Account for each Participant to which (i) the Participant's Performance Shares shall be credited;
(ii) the Participant's SDBRIP Benefit, if any, shall be credited in accordance with Section 4.01; and (iii) the Participant's account balance, if any, under the Prior Plan shall be credited in accordance with Section 5.02.

         6.03. Shares Issuable Under the Plan. Subject to adjustment as provided in Section 6.04, the total number of Performance Shares which may be credited under the Plan in each Plan Year during which the Plan is in effect shall be the aggregate number of shares payable to the Eligible Board Members as set forth in
Section 6.01 of the Plan, not to exceed .03 percent of the total number of outstanding shares of MCN Energy Group Inc. common stock as of the first day of the Plan Year. Shares to be issued under the Plan may be authorized and unissued shares or authorized and issued shares of common stock which have been reacquired by the Company and held as treasury shares. Provided, however, that the number of shares that may be issued under this Plan may not exceed 1% of the number of shares issued and outstanding on March 1, 1994.

         6.04. Capital Adjustments. The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or any similar capital adjustment or other increase or decrease in the number of outstanding shares effected without receipt of consideration by the Company.

                                    SECTION 7
                            DEFERRAL OF RETAINER FEE

         7.01. Election of Deferral. A Participant may elect, in his Deferral Election Agreement, to defer all or a portion of his cash retainer fee for each Plan Year in which he is a Participant. Such annual Deferral shall not exceed the Participant's Covered Compensation. Except as provided in Section 10.04(C), a Participant's election to defer all or a portion of his cash retainer fee for a Plan Year shall be irrevocable for that Plan Year. A Participant shall indicate on his Deferral Election Agreement whether his Deferral will be credited to his Cash Deferral Account or his Performance Share Deferral Account. Except as provided in Section 7.04, once an amount has been credited to the Cash Deferral Account or the Performance Share Account, such amounts may not subsequently be transferred to the other account.

         7.02. Establishment of a Cash Deferral Account. If a Participant so elects on his Deferral Election Agreement, the Committee shall establish a Cash Deferral Account for such Participant to which (i) the Participant's Deferrals shall be credited; and (ii) the Participant's account balance, if any, under the Prior Plan shall be credited in accordance with Section 5.01.

         7.03. Deferrals. A Participant may continue to make the annual Deferral provided under Section 7.01 with respect to his Deferral Election Agreement until he resigns or is otherwise removed from his membership on the Board of Directors, or he receives a hardship withdrawal.

         7.04 Deferrals Limited By Section. If a Participant elects in his Deferral Election Agreement to have his Deferral credited to his Performance Share Deferral Account and such election is limited due to Section 6.03, the amount of the Participant's Deferral that cannot be credited to his Performance Share Deferral Account due to Section 6.03 ("Limited Deferral") shall be credited to the Participant's Cash Deferral Account. The amount of the Limited Deferral shall be denoted by a bookkeeping entry. At such time as the limits of
Section 6.03 permit, the Limited Deferral, plus interest equivalents at the Plan Interest Rate, shall be transferred from the Participant's Cash Deferral Account to his Performance Share Deferral Account. The amount transferred shall be converted to a number of common stock equivalents equal to the average of the high and low of the Company common stock price on the New York Stock Exchange Composite Tape for the trading day preceding the day on which a credit to this Plan is to be made.

                                    SECTION 8
                               FUNDING OF BENEFITS

         8.01. Unfunded Plan. The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Company's general assets. The Company shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who shall have the status of a general unsecured creditor with respect to the Company's obligation to make benefit payments pursuant to the Plan. Any assets of the Company available to pay Plan benefits shall be subject to the claims of the Company's general creditors and may be used by the Company in its sole discretion for any purpose.

         8.02. Interest. Interest shall be credited and compounded monthly to each Participant's Cash Deferral Account during each Plan Year based upon the Plan Interest Rate in effect for such Plan Year for so long as there remains a Cash Deferral Account balance.

         8.03 Dividend Equivalents. Dividend equivalents equal to 50% of the dividend rate payable on Company common stock shall be credited to a Participant's Performance Share Deferral Account based on the number of Performance Shares in such Participant's Performance Share Deferral Account. Dividend equivalents shall be reinvested in Performance Shares based upon the average of the high and low of the Company common stock price on the dividend payment date.

                                    SECTION 9
                                CLAIMS PROCEDURE

         9.01. Benefit Claims Procedure. All applications for benefits under the Plan shall be submitted to the Committee at the Company's principal place of business. Applications for benefits must be in writing and must be signed by the Participant or, in the case of a

Pre-Retirement or Post-Retirement Survivor Benefit, by the Beneficiary or legal representative of the deceased Participant. In the event of a Participant's death, a certified copy of the death certificate will be required by the Committee. The Committee reserves the right to require that the Participant furnish proof of his age prior to processing any application. Each application shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Committee. In the event any application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

         9.02. Appeals Procedure. Any person or his duly authorized representative whose application for benefits is denied in whole or in part may appeal such denial to the Committee for a review of the decision by submitting to the Committee at the Company's principal place of business within ninety (90) days after receiving written notice from the Committee of the denial of his claim, a written statement:

                  (a) requesting a review by the Committee of his application for benefits;

                  (b) setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

                  (c) setting forth any issues or comments that the applicant deems pertinent to his application.

         The Committee shall act upon each application within sixty (60) days after receipt of the applicant's request for review by the Committee.

         The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith and may require the Company or the applicant to submit such additional facts, documents, or other evidence as the Committee in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons.

         In the event that the Committee denies an application in whole or in part, the Committee shall give written notice of the Committee's decision to the applicant setting forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                                   SECTION 10
                           FORM AND TIMING OF PAYMENT

         10.01. Normal Retirement Benefit. Subject to Section 10.02, each Participant who retires on his Retirement Date shall be entitled to a Retirement Income Benefit commencing on the first of the month following the month in which his Retirement Date occurs ("Valuation Date"). As of the Valuation Date, the Participant's Account shall be valued on a cash basis, using the average of the high and low of the Company common stock price on the New York Stock Exchange Composite Tape on the day before valuation is made, with interest credited monthly at the Plan Interest Rate. Notwithstanding the fact that a Participant's Account will be valued on a cash basis as of the Valuation Date, the distribution to a Participant of the amount in his Performance Share Deferral Account shall be paid in Company common stock equal to the number of shares of Company common stock deemed to be held in the Participant's Account and valued at the average of the high and low price of MCN Energy Group Inc. common stock on the New York Stock Exchange Composite Tape on the day before payment is made. Distribution of a Participant's Cash Deferral Account shall be made in cash. Payment of the vested portion of a Participant's accounts shall be made in accordance with the Participant's selection on his Benefit Agreement in monthly payments in one year increments not to exceed 15 years, or as a lump sum distribution of the Participant's Account. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

         10.02. Change in Payment Option. A Participant's payment election may be changed at any time by the Participant submitting a new payment selection to the Committee., However, any change received by the Committee less than twelve months prior to the Participant's

Retirement Date shall post-pone any distribution from the Plan until a period of twelve months has elapsed.

         10.03. Termination Benefit. A Participant who ceases to be an Eligible Board Member prior to his Retirement Date shall receive payment of the Participant's Account balance in accordance with the Participant's selection on his Payment Election Form, either in monthly payments in one year increments not to exceed 15 years, or as a lump sum distribution in an amount equal to the Participant's Account. Payment of a Participant's termination benefit shall begin no later than one hundred twenty (120) days after the Participant ceases to an Eligible Board Member. After receiving a termination benefit, neither the Participant, nor his spouse or Beneficiary shall be entitled to any further benefit hereunder.

         10.04.   Hardship Withdrawal Benefit.

                  (A) At any time prior to the commencement of Retirement Income Benefits hereunder, a Participant may request that the Committee make a distribution to him of his Cash Deferral Account balance in a lump-sum within 30 days. Such distribution shall be made only if the Committee determines that the Participant is suffering from a financial hardship that cannot be satisfied from his normal sources of income.

                  (B) Financial hardship is limited to the amount required to meet the need created by any of the following situations:

                           1. Financial obligations incurred by the Participant on account of death or disability in the immediate family, which obligations the Participant is not able to pay out of liquid assets or current cash flow.

                           2. Inability to purchase out of liquid assets, current cash flow, or otherwise reasonably finance the purchase of necessary shelter, utilities, equipment, furnishings and other necessities for the Participant's immediate family.

                           3. Inability to pay out of liquid assets, current cash flow or otherwise reasonably finance, educational expenses for a member of the Participant's immediate family.

                  (C) For the 24-month period beginning on the first of the month after receiving the hardship distribution, a Participant shall not be eligible to defer any portion of the retainer fee under Section
         7.01. After receiving a hardship distribution in a Plan Year, neither the Participant, nor his Spouse or Beneficiary shall be entitled to any further benefit hereunder unless the Participant completes two years of participation after the hardship distribution, in which event the Pre-Retirement Survivor Benefit shall be based solely on Deferrals after the hardship distribution. If a Participant dies during the two years of participation after the hardship distribution, the Pre-Retirement Survivor Benefit shall be computed as provided in
         Section 11.01, except that the projection forward shall include hypothetical annual Deferrals equal to zero.

                                   SECTION 11
                        PRE-RETIREMENT SURVIVOR BENEFITS

         11.01. Pre-Retirement Survivor Benefit. If a Participant dies prior to his Retirement Date, his Beneficiary shall be entitled to receive an amount equal to the Participant's Account balance as follows:

                  (A) Cash Deferral Account. The benefit from the Cash Deferral Account shall be equal to the present value, at the Participant's date of death, of the Participant's Cash Deferral Account projected forward to his Retirement Date. This projection forward will be accomplished by valuing the Participant's Cash Deferral Account as of the date of the Participant's death, crediting to his Cash Deferral Account balance as of his date of death the amount of his annual Deferral, if any, for the year of his death and for all subsequent years through and including the year in which his Retirement Date falls and crediting interest on the Account balance and projected Deferrals at the Plan Interest Rate on his date of death in order to arrive at the projected value of his Cash Deferral Account balance as of his Retirement Date. This projected Cash Deferral Account balance then will be converted to its present value on the Participant's date of death using 70% of the Plan Interest Rate on the Participant's date of death.

         (B) Performance Share Deferral Account. The Participant's Performance Share Deferral Account will be valued on a cash basis as of the date of the Participant's death. Notwithstanding such cash valuation, the distribution to a Beneficiary of the amount in the Participant's Performance Share Deferral Account shall be paid in Company common stock equal to the number of shares of Company common stock deemed to be held in the Participant's Account.

         (C) Payment. The pre-retirement survivor benefit shall be paid, in accordance with the Participant's selection in his Benefit Agreement, either in equal monthly payments in one year increments not to exceed 15 years, or as a lump sum distribution of the Participant's Account.

         11.02 Proof of Insurability. If a new Participant is uninsurable, or does not cooperate in the application for life insurance, such Participant's Beneficiary shall not be entitled to receive a Pre-Retirement Survivor Benefit under Section 11.01(A). The Beneficiary of such a Participant shall receive a distribution of an amount equal to the Participant's Account balance as of the Participant's date of death. Such distribution shall be paid in accordance with the Participant's selection on his Benefit Agreement, either in monthly payments in one year increments not to exceed 15 years, or as a lump sum distribution.

         If a Participant, who was insurable at the time participation in the Plan commenced, elects to increase his Deferral, such increase shall not be reflected in computing the Pre-Retirement Survivor Benefit under Section 11.01(A) if the Participant became uninsurable prior to electing the increased Deferral or does not cooperate in the application for life insurance.

         11.03. Exclusion for Suicide or Self-Inflicted Injury. Notwithstanding any other provision of the Plan, no Pre-Retirement Survivor Benefits in excess of a Participant's Account balance as of his date of death shall be paid to any Participant or Beneficiary in the event the Participant dies as the result of suicide or self-inflicted injury within two years after January 1 of the first year of participation.

                                   SECTION 12
                        POST-RETIREMENT SURVIVOR BENEFITS

         The Beneficiary, other than the Participant's estate, of a Participant who dies after commencement of his Retirement Income Benefit shall be entitled to continue to receive the Retirement Income Benefit payments being made to the Participant under Section 10.01 for the remainder of the period over which payments were being made to the Participant. If the Beneficiary is the Participant's estate, the Retirement Income Benefit shall be paid in a lump sum distribution to the estate within 120 days after the date of the Participant's death.


                                   SECTION 13
                               VESTING OF BENEFITS

         A Participant shall be 100% vested in his Account balance at all times and shall rank as an unsecured creditor of the Company for his entire Account balance.

                                   SECTION 14
                           ADMINISTRATION OF THE PLAN

         14.01. Duties and Powers. The Committee shall be responsible for the general administration and interpretation of the Plan and the proper execution of its provisions. It shall cause to be maintained all necessary books of accounts and records. It shall have power to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any section that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary.

         14.02. Benefit Statements.02. Benefit Statements. No later than 120 days after the end of each Plan Year, the Company will provide each Participant with a statement setting forth the Participant's Account balance as of the last day of the immediately preceding Plan Year.

         14.03. Deferral Election Agreement.01. Deferral Election Agreement. The Committee shall provide to each Eligible Board Member a form of Deferral Election Agreement, which shall set forth the Eligible Board Member's acceptance of the terms provided hereunder, his agreement to be bound by the terms of the Plan and such other matters as are set forth in this Plan or deemed advisable by the Committee.


                                   SECTION 15
                     AMENDMENT, SUSPENSION, AND TERMINATION

         15.01. Right to Amend or Terminate. The Plan may be amended or terminated by the Board of Directors at any time. Such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is In Pay Status, or the vested portion of a benefit that is not In Pay Status.

         15.02. Right to Suspend. If the Board of Directors determines that payments under the Plan would have a material adverse affect on the Company's ability to carry on its business, the Board of Directors may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. The Company shall pay such suspended payments in a lump sum immediately upon the expiration of the period of suspension.

         15.03. Non-ERISA Plan. The Plan is intended to provide benefits for Eligible Board Members who are not employees of the Company and, therefore, to be exempt from ERISA. Accordingly, the Plan may be terminated and, except for existing Account balances and other benefits In Pay Status (which, at the option of the Board of Directors, may be accelerated and the balance paid in a single, actuarially equivalent lump-sum), no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

         15.04. Right to Accelerate. The Board of Directors in its sole discretion may accelerate all vested benefits upon termination of the Plan, and pay such benefits in a single, actuarially equivalent lump-sum.




                                   SECTION 16
                                  MISCELLANEOUS

         16.01. Prohibition Against Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.

         16.02. Savings Clause. If any provision of this instrument shall be finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         16.03. Payment of Benefit of Incompetent. In the event the Committee finds that a Participant, former Participant, or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any person found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefor.

         16.04. Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

         16.05. Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company under this Plan shall continue and be binding upon the Company and its successors.

         16.06. Compliance With Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3 under the Securities and Exchange Act of 1934. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board of Directors.

         16.07. Securities Law Restrictions. The Company may impose such other restrictions on any shares of Company common stock granted pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the Securities and Exchange Act of 1934, as amended, with the requirements of any stock exchange upon which the Company common stock is then listed, and with any Blue Sky or state securities laws applicable to such Company common stock.

         16.08. Gender, Tense and Headings. Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

         16.09. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan to the extent not superseded by applicable federal statutes or regulations.


                                   SECTION 17
                          CHANGE IN CONTROL PROVISIONS

         17.01.   General.  In the event of a Change in Control, as defined in
Section 17.05, then, notwithstanding any other provision of the Plan, the provisions of this Section 17 shall be applicable and shall supersede any conflicting provisions of the Plan.

         17.02. Transfer to Rabbi Trust. The Company has established a trust pursuant to a Trust Agreement dated January 3, 1991 (the "Rabbi Trust"). The terms of the Rabbi Trust provide that, in the event of a Change in Control and thereafter, assets are to be transferred to such Trust to provide benefits under the Plan. The Company shall make all transfers of funds required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.

         17.03. Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of the Company and each Affiliated Employer that has adopted the Plan shall be joint and several so that the Company and each such Affiliated Employer shall each be liable for all obligations under the Plan to each employee covered by the Plan, regardless of the corporation by which such employee is employed.

         17.04. Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a claim for benefits under the Plan of a Participant or Beneficiary who has exhausted the claims and appeals procedures set forth in Sections 9.01 and 9.02 is denied in whole or in part, the following additional procedures shall be applicable:
                  (a) Any amount that is not in dispute shall be paid to the Participant or Beneficiary at the time or times provided herein.
                  (b) The Company shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a judicial resolution of his or her claim, including reasonable fees, costs and expenses relating to appeals; provided, however, that the Company shall not be obligated to advance to the claimant any amounts under this Section 17.04(b) unless and until the claimant agrees in writing to repay to the Company, immediately upon the occurrences of a final judicial determination with respect to such dispute, any amount of such fees, costs and expenses that is not awarded to such claimant in a final order of a court of competent jurisdiction.

         17.05. Definition of Change in Control. A "Change of Control" means:
                  (a) The acquisition by any individual, entity or group(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege); (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 17.05 are satisfied; or
                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, mergers or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or
                  (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         IN WITNESS WHEREOF, MCN ENERGY GROUP INC. has caused this Plan to be executed as of this 1st day of January, 2001.

                             MCN ENERGY GROUP INC.
                             BY_________________________________________________
                                      Daniel L. Schiffer, Senior Vice President,
                                      General Counsel and Secretary

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

                       RETAINER FEE DEFERRAL ELECTION FORM

Director's Name___________________________  Soc. Sec. Number __________________



Effective for the first Plan Year:
        [ ] In accordance with the terms of the Plan, which is hereby incorporated by reference, I hereby accept and agree to all the provisions of the Plan and elect to defer all or a portion of my cash retainer fees earned beginning with the first Plan Year as follows:

                           ______%  of my cash retainer fees are to be credited
                  to my Performance                Share Deferral Account;
                           ______%  of my cash retainer fees are to be credited
                  to my Cash Deferral          Account; and
                           ______%  of my cash retainer fees are to be paid to
                  me in cash currently.
                              100%  Total amount of Plan Year retainer fee.
                           =======

         [ ]      I do not wish to defer any portion of my cash retainer fee.


         I understand the above election shall remain in effect for future Plan Years unless another written election is filed with the Company prior to the first day of the Plan Year for which the change is to be effective.


____________________________                ____________________________________
Date                                             Director

                                             Receipt Acknowledged by:

____________________________                ____________________________________
Date
                                            ____________________________________
                                                              Title

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

                              PAYMENT ELECTION FORM


Director's Name___________________________  Soc. Sec. Number __________________

A.       Pre-retirement Survivor Benefits:

         I elect to have my Account balance under the MCN Energy Group Inc. Nonemployee Director's Compensation Plan paid to my Beneficiary as a Pre-retirement Survivor Benefit as indicated below:

            [ ]      Lump sum payment.
            [ ]      Payment in annual installments over _____ years (in 1 year increments, not to exceed 15).

B.       Normal Retirement Benefits:

         I elect to have my Account balance under the MCN Energy Group Inc. Nonemployee Director's Compensation Plan paid to me as indicated below after I retire as a director of MCN Energy Group Inc.

            [ ]      Lump sum payment.
            [ ]      Payment in annual installments over _____ years (in 1 year increments, not to exceed 15).

         Note: A Post-Retirement Survivor Benefit will continue payments which have commenced under any of the installment payout options until the full payment period is satisfied.

         I understand that in addition to the above payment, I may be eligible for a hardship withdrawal pursuant to Section 10.04 of the Plan.

C.       Termination Benefits:

         I elect to have my Account balance under the MCN Energy Group Inc. Nonemployee Director's Compensation Plan paid to me as indicated below after I cease to be a director of MCN Energy Group Inc.

            [ ]      Lump sum payment.
            [ ]      Payment in annual installments over _____ years (in 1 year increments, not to exceed 15).


___________________________                _____________________________________
Date                                              Director

                                           Receipt Acknowledged by:
___________________________                _____________________________________
Date
                                           _____________________________________
                                           Title

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

                          BENEFICIARY DESIGNATION FORM

Director's Name ______________________________________________

Soc. Sec. Number _____________________________________________
Any amount payable under the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan that remains unpaid at my death shall be payable to the following primary beneficiary or beneficiaries (include name and address):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
If any of the above-named primary beneficiaries shall predecease me, or shall survive me but dies before receiving all amounts to be paid, I designate the following person as a contingent beneficiary to receive any such unpaid amounts (include name and address):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


__________________________         _____________________________________________
Date                               Director
                                   Receipt Acknowledged by:


__________________________         _____________________________________________
Date

                                   _____________________________________________
                                   Title

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

                        PRIOR PLAN ACCOUNT ELECTION FORM


PRIOR PLAN ACCOUNT TRANSFER ELECTION:

As of January 31, 1997, your Prior Plan Account balance was $________________. Please indicate your election regarding your Prior Plan Account balance below:

         [ ] I elect to transfer _____% of my Prior Plan Account balance to my Performance Share Deferral Account under the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan ("Plan").

         The portion of my Prior Plan Account Balance not transferred to my Performance Share Deferral Account shall be transferred to my Cash Deferral Account under the Plan and shall be credited with earnings at the Plan Interest Rate.

__________________________         _____________________________________________
Date                               Director

                                   Receipt Acknowledged by:

__________________________         _____________________________________________
Date
                                   _____________________________________________
                                   Title

                        MCN ENERGY GROUP INC. CORPORATION
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN

                        PRIOR PLAN ACCOUNT ELECTION FORM

Director's Name___________________________  Soc. Sec. Number __________________

PRIOR PLAN ACCOUNT TRANSFER ELECTION:
As of December 31, 1996, your Prior Plan Account balance was $________________. Please indicate your election regarding your Prior Plan Account balance below:

         _____ I elect to transfer my Prior Plan Account balance to my Performance Share Deferral Account under the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan ("Plan").

         I understand that if I do not make the above election, my account balance from the Prior Plan shall be transferred to my Cash Deferral Account under the Plan and will be credited with earnings at the Plan Interest Rate.


__________________________         _____________________________________________
Date                               Director

                                   Receipt Acknowledged by:

__________________________         _____________________________________________
Date
                                   _____________________________________________
                                   Title

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
                             DEFERRED FEE AGREEMENT


         THIS AGREEMENT is made this __________ day of__________________________
19___ , between MCN Energy Group Inc., a Michigan Corporation, (the "Company") and___________________________ (the "Director").


                                   WITNESSETH

         WHEREAS, the Director has been elected to serve as a member of the Board of Directors of the Company; and

         WHEREAS, the Company desires to retain the services of the Director.

         NOW, THEREFORE, in consideration of the foregoing and the benefits to be derived hereunder, the Company and the Director agree as follows:

         1. The Director may defer all or any portion of his or her fees under the MCN Energy Group Inc. Nonemployee Directors' Compensation Plan (the "Plan") subject to all the terms and conditions of the Plan. The Plan and all its provisions are hereby incorporated by reference.

         2. The Director may elect, on the form attached hereto, prior to the beginning of the Plan Year to which the election relates, to defer receipt of all or any portion of the fees payable to the Director; provided, however, an election for the first year that a Director serves on the Board of Directors of the Company may be made at any time during that year but shall be effective only for fees earned after the election is received by the Company. An election is irrevocable for the current fiscal year. An election shall be irrevocable for future fiscal years unless a written revocation is filed with the Company prior to the first day of the fiscal year for which the revocation is desired.

         3. Nothing contained in this agreement and no action taken pursuant to this agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Director, a beneficiary or any other person. The obligation to make payments under this agreement shall be and remain an unsecured, unfunded general obligation of the

Company, subject to the claims of its general creditors. No Director, beneficiary or any other person shall at any time have a property interest in any specific asset of the Company.

         4. The right of the Director, beneficiary or any other person to the benefits under this agreement shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition.


         5. Nothing contained in this agreement shall be construed as a contract for services between the Company and the Director, or as a right of the Director to continue to hold office, or as a limitation of the right of the shareholders to discharge the Director, with or without cause, or as a limitation of the right of the Director to resign from office at any time.

         6. The Company's Board of Directors may at any time amend or terminate this agreement; provided, however, that no such amendment or termination shall affect amounts already deferred pursuant to this agreement.

         7. This agreement shall be governed by and construed according to the laws of the State of Michigan

         8. The Company shall pay all legal fees and expenses that the Director may incur as a result of the Company contesting the validity, enforceability, or the Director's interpretation of, or determinations under this agreement other than an issue relating to a hardship withdrawal under the Plan.

         9. The foregoing, including the Plan incorporated herein by reference, contains the entire agreement between the Company and the Director relating to deferred fees.


         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this agreement on behalf of the Company, and the Director has executed this agreement on the date first above written:

Attest:                       MCN ENERGY GROUP INC.


________________________________    By:  _______________________________________
                                           Its: ________________________________


                                    DIRECTOR

                                    ____________________________________________
                                    Director

                              MCN ENERGY GROUP INC.
                    NONEMPLOYEE DIRECTORS' COMPENSATION PLAN


                                      HISTORICAL BACKGROUND

03/24/88 MichCon Board of Directors by consent adopts MichCon Directors Deferred Fee Plan.

01/03/89 MCN Corporation changes the name of the MichCon Directors' Deferred Fee Plan to MCN Corporation Directors' Deferred Fee Plan (see MichCon Minutes of Regular Meeting of Board of Directors 01/03/89).

01/04/89          MCN Corporation adopts the Plan.

12/20/89 MCN Corporation adopted the MCN Corporation Deferred Fee Plan (see 12/20/89 MCN Corporation Minutes of Regular Meeting of Board of Directors, page 21).

02/24/90 MCN Corporation Minutes of Regular Meeting of Board of Directors authorizes amendment for Change of Control language (Section 14).

02/26/92 MCN Corporation Minutes of Regular Meeting of Board of Directors February 26, 1992, Section 5.01 of the Corporation's Directors' Deferred Fee Plan is amended to read as follows (p.
                  10):
                           5.01. Normal Retirement Benefit. Each Participant who retires on his Retirement Date shall be entitled to a Retirement Income Benefit commencing on the first of the month following the month in which his retirement date occurs. The Participant's Retirement Income Benefit shall be paid, in accordance with the Participant's selection in his Benefit Agreement, either in equal monthly payments of 5, 10, or 15 years, or as a lump sum distribution of the Participant's Account. A Participant's selection may be changed at any time, but any change made less than three years prior to a Participant's Retirement Date shall be void. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance, from the Participant's Retirement Date until the benefit has been distributed in full at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with monthly payments to the Participant. the amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

08/15/92 Plan restated.

03/01/97          Plan amended and restated.

01/01/01          Plan amended and restated.

                  Section 10.01 was to read as shown. Prior to amendment, the section read as follows:

                           Each Participant who retires on his Retirement Date
                  shall be entitled to a Retirement Income Benefit commencing on the first of the month following the month in which his Retirement Date occurs ("Valuation Date"). As of the Valuation Date, the Participant's Account shall be valued on a cash basis, using the average of the high and low of the Company common stock price on the New York Stock Exchange Composite Tape on the day before valuation is made, with interest credited monthly at the Plan Interest Rate. Notwithstanding the fact that a Participant's Account will be valued on a cash basis as of the Valuation Date, the distribution to a Participant of the amount in his Performance Share Deferral Account shall be paid in Company common stock equal to the number of shares of Company common stock deemed to be held in the Participant's Account and valued at the average of the high and low price of MCN Energy Group Inc. common stock on the New York Stock Exchange Composite Tape on the day before payment is made. Payment of the vested portion of a Participant's accounts shall be made in accordance with the Participant's selection on his Benefit Agreement in monthly payments in one year increments not to exceed 15 years, or as a lump sum distribution of the Participant's Account. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

                  Section 10.02 was amended to read as shown. Prior to amendment, the section read as follows:

                           A Participant's payment election may be changed at
                  any time by the Participant submitting a new payment selection to the Committee, but any change received by the Committee less than twelve months prior to the Participant's Retirement Date shall be void.